AXA EQUITABLE LIFE INSURANCE COMPANY

ENDORSEMENT

APPLICABLE TO THE TERMINATION OF

AN OPTIONAL GUARANTEED MINIMUM INCOME BENEFIT AND/OR

THE TERMINATION OR CHANGE OF

AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT RIDER(S)

This Endorsement is part of your Contract, and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, “we”, “our” and ‘‘us’’ mean AXA Equitable Life Insurance Company and “you” and “your” mean the Owner.

As described in your Guaranteed Minimum Income Benefit (“GMIB”) and/or Guaranteed Minimum Death Benefit (“GMDB”) Rider(s), you may elect to terminate or change such Rider(s) after issue of this Contract. The following tables illustrate the options available if you decide to terminate or change your optional benefits. The terms and conditions for termination or change vary based on whether or not you have allocated amounts to the Protected Benefit Account prior to terminating your Rider(s). For purposes of this Endorsement we refer to (i) the termination of a Rider before amounts are allocated to the Protected Benefit Account as a “Pre-Funding Termination” and (ii) the termination or change of a Rider after amounts are allocated to the Protected Benefit Account as a “Post-Funding Termination.”

Pre-Funding Termination of the GMIB/GMDB

Prior to allocating amounts to the Protected Benefit Account, you may terminate your GMIB or GMDB, or change your GMDB. Your GMDB cannot be terminated or changed without first terminating your GMIB unless you have elected the “Greater of” GMDB Rider in combination with the GMIB Rider and there is a Rider Charge change for only the “Greater of” GMDB Rider. In such an event, you may terminate or change your “Greater of” GMDB Rider as described therein without terminating your GMIB Rider. A pre-funding termination of all elected optional riders will default your Contract to the Return of Principal GMDB. The table on page 2 of this Endorsement shows the effect of a pre-funding termination or change on your Contract.

Post-Funding Termination of the GMIB/GMDB

[Applicable to B, CP and L Share Contracts]

[If you allocate amounts to the Protected Benefit Account at issue and all Withdrawal Charges have expired under your Contract, you may terminate your GMIB and GMDB or terminate your GMIB and retain your GMDB. If you allocated amounts to your Protected Benefit Account after issue, you may not terminate or change Riders until the later of (i) expiration of Withdrawal Charges under your Contract and (ii) the Contract Date Anniversary following such allocation. The table on page 3 shows the effect of a post-funding termination or change on your Contract.]

Notwithstanding the previous paragraph, if you have elected the “Greater of” GMDB Rider in combination with the GMIB Rider and there is a Rider Charge change for only the “Greater of” GMDB Rider, you may terminate your “Greater of” GMDB Rider as described therein without terminating your GMIB Rider.

Key: For purposes of the tables that follow, the following abbreviations apply:

1. “GMIB” = Guaranteed Minimum Income Benefit 2. “GMDB” = Guaranteed Minimum Death Benefit

3. “ROP”= Return of Principal 4. “HAV” = Highest Anniversary Value

AXA EQUITABLE LIFE INSURANCE COMPANY
[	[

Mark Pearson,	Karen Field Hazin, Vice President,
Chairman of the Board and Chief Executive Officer]	Secretary and Associate General Counsel]

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Effect of Pre-Funding Termination of the GMIB/GMDB

	If your Contract has:	And you terminate on a Pre-Funding Basis	Then	And Subsequently
1.	¡ GMIB and ¡ ROP GMDB	GMIB	¡ ROP GMDB remains effective on your Contract or ¡ ROP GMDB can be changed for the HAV GMDB.	¡ You may terminate the ROP GMDB post-funding at a later date. ¡ If ROP GMDB was changed for the HAV GMDB, the HAV GMDB can be terminated either pre- or post-funding at a later date.
2a.	¡ GMIB and ¡ HAV GMDB	GMIB	¡ HAV GMDB remains effective on your Contract (withdrawals will become pro-rata) or ¡ The HAV GMDB can be changed for the ROP GMDB.	¡ You may terminate the HAV GMDB pre or post-funding at a later date. ¡ If the HAV GMDB was changed for the ROP GMDB, the ROP GMDB can only be terminated post-funding.
2b.	¡ GMIB and ¡ HAV GMDB	Both benefits	¡ The ROP GMDB becomes effective on your Contract.	¡ The ROP GMDB can only be terminated post-funding.
3a.	¡ GMIB and ¡ “Greater of” GMDB	GMIB	¡ The ROP GMDB becomes effective on your Contract unless… ¡ …You elect the HAV GMDB	¡ You may terminate the ROP GMDB post-funding at a later date. ¡ If the HAV GMDB is elected, it can be terminated either pre or post-funding at a later date.
3b.	¡ GMIB and ¡ “Greater of” GMDB	Both benefits	¡ The ROP GMDB becomes effective on your Contract unless ¡ You elect the HAV GMDB	¡ You may terminate the ROP GMDB post-funding at a later date. ¡ If the HAV GMDB is elected, it can be terminated either pre or post-funding at a later date.
3c	¡ GMIB and “Greater of” GMDB	“Greater of” GMDB	¡ You may change your GMDB to the HAV GMDB. If you do not make a change, the ROP GMDB becomes effective on your Contract	¡ You may terminate the ROP GMDB post-funding at a later date. ¡ If the HAV GMDB is elected, it can be terminated either pre or post-funding at a later date.
4.	¡ ROP GMDB	N/A	¡ The ROP GMDB can only be terminated post-funding.	N/A
5.	¡ HAV GMDB	HAV GMDB	¡ The ROP GMDB becomes effective on your Contract.	¡ The ROP GMDB can only be terminated post-funding.
6.	¡ [RMD Wealth Guard] GMDB	[RMD Wealth Guard] GMDB	¡ The ROP GMDB becomes effective on your Contract unless you elect the HAV GMDDB.	¡ The ROP GMDB can only be terminated post-funding. ¡ If the HAV GMDB is elected, it can be terminated either pre or post-funding at a later date

A pre-funding termination of the GMIB without also terminating the GMDB will provide you with a “standalone” GMDB. If the GMDB is changed after terminating the GMIB, a replacement GMDB rider will be mailed to you.

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Post-Funding Termination of the GMIB/GMDB

	If Contract has	And you terminate on a Post-Funding Basis	Then	And Subsequently
1a.	¡ GMIB and ¡ ROP GMDB	GMIB	¡ ROP GMDB remains effective on your Contract.	¡ You may terminate the ROP GMDB at a later date by making a withdrawal/one time transfer.
1b.	¡ GMIB and ¡ ROP GMDB	Both benefits	¡ You may make a one time transfer from the Protected Benefit Account to the Investment Account or withdraw the Protected Benefit Account Value.	N/A
2a.	¡ GMIB and ¡ HAV GMDB	GMIB	¡ HAV GMDB remains effective on your Contract. (Withdrawals will become pro-rata.)	¡ You may terminate the HAV GMDB at a later date by making a withdrawal/one time transfer.
2b.	¡ GMIB and ¡ HAV GMDB	Both benefits	¡ You may make a one time transfer from the Protected Benefit Account to the Investment Account or withdraw the Protected Benefit Account Value.	N/A
3a.	¡ GMIB and ¡ “Greater of” GMDB	GMIB	¡ The ROP GMDB becomes effective on your Contract. ¡ The value of your new GMDB will be all contributions/transfers to the Protected Benefit Account adjusted for withdrawals on a pro rata basis.	¡ You may terminate the ROP GMDB at a later date.
3b.	¡ GMIB and ¡ “Greater of” GMDB	Both benefits	¡ You may make a one time transfer from the Protected Benefit Account to the Investment Account or withdraw the Protected Benefit Account Value.	N/A
3c	¡ GMIB and “Greater of” GMDB	“Greater of” GMDB	¡ The ROP GMDB becomes effective on your Contract	¡ You may terminate the ROP GMDB post-funding only.
4.	¡ ROP GMDB	ROP GMDB	¡ You may make a one time transfer from the Protected Benefit Account to the Investment Account or withdraw the Protected Benefit Account Value.	N/A

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5.	¡ HAV GMDB	HAV GMDB	¡ You may make a one time transfer from the Protected Benefit Account to the Investment Account or withdraw the Protected Benefit Account Value.	N/A
6	¡ [RMD Wealth Guard] GMDB	[RMD Wealth Guard] GMDB	¡ You may make a one time transfer from the Protected Benefit Account to the Investment Account or withdraw the Protected Benefit Account Value.	N/A

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